UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2005

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

 Florida

   000-28179

  59-3404233

(State or other jurisdiction

  (Commission File Number)

 (IRS Employer

of incorporation)

                                         Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01.

Entry into a Material Definitive Agreement.

On August 3, 2005 Ableauctions.com, Inc. (the “Registrant”) entered into a Contract of Purchase and Sale (the “Agreement”) for property located at 9643 King George Highway, Surrey, British Columbia V3T 2V3 (the “Property”).  The Agreement was subject to the Registrant’s satisfactory investigation of the development potential of the Property.  This investigation was completed on August 9, 2005, at which time the Registrant released to the seller, Imara Venture Ltd. (the “Seller”), a down payment of $41,195 to be credited against a total purchase price of $1,270,000.  The purchase price was negotiated between the Registrant and the Seller, who are not related to each other.  The Registrant intends to use its funds to purchase the Property.

The Property is a vacant lot.  The Registrant currently intends to develop the parcel by improving it with a retail facility and residential condominiums, although the Registrant is not required to undertake any such development and may chose not to do so.

Attached to this Current Report is the press release issued by the Registrant on August 10, 2005, relating to this purchase.

Item 9.01

Financial Statements and Exhibits.

99.

Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

“Abdul Ladha”

Abdul Ladha, Chief Executive Officer

Dated:  August 10, 2005

Exhibit 99

PRESS RELEASE

ABLEAUCTIONS ACQUIRES PRIME DEVELOPMENT SITE IN SURREY, BRITISH COLUMBIA

COQUITLAM, BRITISH COLUMBIA – August 10, 2005 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today that it has entered into a binding agreement to acquire a 1.5 acre development site located at 9643 King George Highway, Surrey, British Columbia for a purchase price of $1,270,000.  The Company intends to develop the property by building a 20,000 square-foot retail facility and 75 residential condominiums on the site.

“We believe that this property has great development potential and is a good opportunity to increase shareholder value.” said Abdul Ladha, the Company’s President.  “If appropriate financing for this project is secured, we believe that it could represent a reliable source of income for the company in the future.”

About Ableauctions.com:

Ableauctions.com Inc. (AMEX: AAC) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com, Unlimited Closeouts.com and iTrustee.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts and iTrustee, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

All statements in this news release that are not statements of historical fact are forward-looking statements, including the statement that the acquisition by the property discussed in the news release could increase shareholder value and represent a reliable source of income for Ableauctions.com, Inc.  These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  The risks and uncertainties include whether Ableauctions.com, Inc. will find the financing to carry out its plans to develop the property, whether the property can be developed in the manner described in the news release, whether the property will produce the financial results expected and other factors over which Ableauctions.com, Inc. has no control.  Ableauctions.com, Inc. assumes no obligation to update these forward-looking statements, and does not intend to do so.  You should carefully review the filings made by Ableauctions.com, Inc. with the Securities and Exchange Commission.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com.